Exhibit 99.1

PAULSON CAPITAL (DELAWARE) CORP.

ANNOUNCES MEETING DATE AND RECORD DATE

FOR THE

SPECIAL MEETING OF STOCKHOLDERS

PORTLAND, OR – June 24, 2014 – Paulson Capital (Delaware) Corp. (NASDAQCM: PLCC) (“Paulson”) today announced that a Special Meeting of Stockholders will be held on July 14, 2014, at 1:00 p.m., PDT, at the offices of Holland & Knight LLP, 111 S.W. Fifth Avenue, 2300 U.S. Bancorp Tower, Portland, Oregon 97204. Holders of record of Paulson’s common stock, as reflected on the stock transfer books of Paulson, at the close of business on June 25, 2014 (the “Record Date”), will be entitled to notice of and to vote at the meeting.

As described in more detail in the Proxy Statement that will be mailed to holders of record of Paulson’s common stock as of the Record Date, stockholders of Paulson will be asked to consider and vote upon, among other matters, a proposal to approve the issuance of Paulson’s common stock in connection with the merger contemplated by the Agreement and Plan of Merger dated May 8, 2014 (the “Merger Agreement”), among Paulson, Variation Biotechnologies (US), Inc., a privately held Delaware corporation (“VBI”), and VBI Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Paulson, and the corresponding change of control of Paulson. Under the Merger Agreement, VBI will become the operating subsidiary of Paulson and VBI’s pre-merger stockholders will acquire shares of Paulson’s common stock that will represent approximately 59% of the outstanding voting power of Paulson’s capital stock upon consummation of the transactions contemplated by the Merger Agreement, including a concurrent private placement of Paulson’s common stock with gross proceeds of at least $11,000,000 to certain institutional stockholders of VBI and an additional institutional investor that has been identified. Upon completion of the merger, Paulson will be renamed VBI Vaccines, Inc.

The merger is subject to certain conditions, in addition to the approval by the Paulson stockholders at the Special Meeting, that must be satisfied before the merger is consummated. These conditions include, but are not limited to, the approval by The NASDAQ Stock Market of the initial listing of the stock of VBI Vaccines, Inc. on The NASDAQ Capital Market, and approval by FINRA of the contemplated divestiture by Paulson of its operating subsidiary, Paulson Investment Company, Inc. (“PIC”). There can be no assurance that these and other conditions to the consummation of the merger will be satisfied even if the Paulson stockholders approve the merger.

About Paulson Capital (Delaware) Corp.

Paulson Capital (Delaware) Corp. is a holding company founded in 1970 whose operating subsidiary, PIC, is a boutique investment banking firm through which substantially all of Paulson’s business has been conducted. PIC has served as a regional, full-service investment bank, underwriter and placement agent for small-cap and emerging growth issuers. PIC currently maintains offices in Portland, San Francisco, and New York. Paulson’s shares trade on The NASDAQ Capital Market under the symbol PLCC. For more information on Paulson, please visit its Web site at http://www.paulsoninvestment.com.

This press release may contain certain "forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management's estimates, assumptions, and projections, and are subject to uncertainties, many of which are beyond the control of Paulson. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that (a) there may be regulatory or litigation obstacles to completing the merger, or stockholders of Paulson  may not approve the merger, (b) The NASDAQ Capital Market may not accept the shares of the merged company for listing, (c) potential products that appear promising to VBI cannot be shown to be efficacious or safe in subsequent preclinical or clinical trials, (d) VBI will not obtain appropriate or necessary governmental approvals to market these or other potential products, (e) VBI may not be able to obtain anticipated funding for their development projects or other needed funding, and (f) VBI may not be able to secure or enforce adequate legal protection, including patent protection, for its products.

More detailed information about Paulson and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in Paulson's filings with the Securities and Exchange Commission. Paulson urges investors and security holders to read those documents free of charge at the Commission's Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from Paulson. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, Paulson undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

CONTACT:      Trent Davis, President

                             (503) 243-6000